Exhibit 10.5

ENGINE LEASE GENERAL TERMS AGREEMENT

THIS ENGINE LEASE GENERAL TERMS AGREEMENT (this “Agreement”) is dated as of January 17, 2024, between WWTAI AIROPCO 1 BERMUDA LTD., an exempted company incorporated and existing under the laws of Bermuda having its registered office is at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (“Lessor”), and GLOBAL CROSSING AIRLINES, INC. a corporation formed under the laws of the State of Delaware whose principal place of business is at Bldg. 5A, Miami Int’l Airport, 4th floor, 4200 NW 36th Street, Miami, Florida 33166 (“Lessee”).

BACKGROUND

A.
Lessor is owner and holder of title of certain aircraft engines that Lessee may desire to lease from time to time by entering into Leases (as defined below) with Lessor.
B.
This Agreement sets forth certain common terms and conditions applicable to each Lease and will be incorporated by reference into, and made a part of, each such Lease.

AGREEMENTS

For and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

Section 1. Definitions. The following capitalized terms used in this Agreement have the meanings set forth below:

“Additional Insureds” means, for the relevant Engine, the Persons identified in the applicable Equipment Schedule for such Engine.

“Affiliate” means each and any subsidiary or holding company of that party and each and any subsidiary of a holding company of that party or any business entity from time to time controlling, controlled by, or under common control with, that party and a business entity shall be deemed to “control” another business entity if it directly owns in excess of fifty percent (50%) of the outstanding voting securities or capital stock of such business entity.

“AMM” means the relevant aircraft maintenance manual.

“Aviation Authority” means the U.S. Federal Aviation Administration (“FAA”), the European Aviation Safety Agency (“EASA”) and any other applicable authority having jurisdiction in respect of the Engines.

“Basic Rent” means the monthly amount payable in advance on each Basic Rent Payment Date during the Lease Term for the Engine as set forth in the Equipment Schedule.

“Basic Rent Payment Date” shall mean, for the relevant Engine, the Delivery Date for such Engine and the first day of each following month during the Lease Term for such Engine.

“Business Day” means any day, other than a Saturday or Sunday, on which (i) the Federal Reserve Bank of New York and (ii) banks in Miami, Florida, are open.

“Cape Town Treaty” means, collectively, the official English language text of (i) the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, (ii) the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, (iii) all rules and regulations adopted pursuant thereto and as in effect in the United States and (iv) with respect to each of the foregoing described in clauses (i) through (iii), all amendments, supplements and revisions thereto as in effect in the United States.

“Casualty Event” has the meaning given to such term in Section 12(b) hereof. “Charged Moneys” has the meaning given to such term in Section 6(c) hereof.

“Claims” has the meaning given to such term in Section 14 hereof.

“Damage Calculation Date” has the meaning given to such term in Section 17(d) hereof.

“Damage Notification Threshold” means One Hundred Thousand U.S. Dollars ($100,000).

“Default” means an Event of Default or any event or circumstance which, with the giving of notice, lapse of time, determination of materiality or fulfillment of any other condition, would constitute an Event of Default.

“Default Rate” means the rate of two percent (2%) per month.

“Delivery” means, for the relevant Engine, the actual delivery of such Engine to Lessee. “Delivery Date” means, for the relevant Engine, the date that Lessor delivers or causes to be delivered such Engine to Lessee.

“Delivery Location” means, for the relevant Engine, the location set forth in the relevant Equipment Schedule.

“Delivery Receipt” means, for the relevant Engine, an engine delivery receipt in the form attached as Exhibit B.

“Deposit” means, for the relevant Engine, the amount as specified in the applicable Equipment Schedule.

“DOD” means damage to the components in the gas path of an Engine caused by the failure of Parts within the Engine itself.

“Dollar” or “$” means the lawful currency of the United States of America.

“Engine” means any engine Lessor delivers to Lessee hereunder, as more particularly described in an Equipment Schedule supplemental hereto, together with all Parts on such Engine at the time it is delivered by Lessor to Lessee as listed on such Equipment Schedule.

“Engine Stand” means any engine stand delivered to Lessee pursuant to an applicable Equipment Schedule.

“Equipment Schedule” means each schedule supplemental hereto (incorporating this Agreement) describing, among other items, each Engine leased hereunder, Basic Rent, Supplemental Rent and Deposit for such Engine, the Term Expiry Date and the Replacement Value and any other pertinent information necessary for the leasing of the Engine hereunder, substantially in the form of Exhibit A hereto.

“Event of Default” means the occurrence of any of the events specified in Section 16 herein.

“Excluded Event” means an accident or incident caused by misuse, abuse or neglect of

Lessee or any other Person (but excluding Lessor) including, but not limited to, improper maintenance or operation, incorrect or unauthorized settings, overspeed, overtemperature operation, FOD, accidents or any other causes, whether or not involving the fault of Lessee.

“FOD” means damage to an Engine caused by a foreign object.

“Indemnified Parties” has the meaning given to such term in Section 14 hereof. “International Interest” has the meaning ascribed to the defined terms “international interest” or “prospective international interest” under the Cape Town Treaty.

“International Registry” means the international registry established pursuant to the Cape Town Treaty.

“Lease” means, for the relevant Engine, the Equipment Schedule for such Engine (incorporating this Agreement).

“Lease Term” means, for the relevant Engine, the term beginning on the Delivery Date for such Engine and ending on the Redelivery Date for such Engine.

“Lessee Document” means any document Lessee delivers to Lessor hereunder or in connection herewith including, but not limited to, this Agreement, each Equipment Schedule, Delivery Receipt.

“Liens” has the meaning given to such term in Section 8(b) hereof.

“LLP” means those Parts, defined by the engine manufacturer and/or the Aviation Authority as requiring retirement and subsequent replacement on a mandatory basis prior to, or upon the expiration of, the engine manufacturer’s certified life, such life being expressed in terms of cycles, flight hours, landings or calendar time, as applicable.

“MPA” means a maximum power assurance run conducted at full take-off power or the highest thrust setting allowable per the AMM test procedures.

“OFAC” has the meaning given to such term in Section 7(b) hereof.

“Part” means, for the relevant Engine, (i) all appliances, components, parts, instruments, appurtenances, accessories, furnishings and other equipment and additions of whatever nature furnished with, installed on or appurtenant to such Engine at Delivery, which may from time to time be removed, incorporated or installed in or attached to such Engine and (ii) any other appliance, component, part, instrument, appurtenance, accessory, furnishing or other equipment or addition of whatever nature, title to which has, or should have, passed to Lessor pursuant to this Agreement.

“Payee” has the meaning given to such term in Section 5(c) hereof.

“Person” means any individual person, corporation, partnership, firm, joint stock company, limited liability company, joint venture, trust, estate, unincorporated organization, association, government entity, or organization or association of which any of the above is a member or a participant.

“Recognition of Rights Agreement” means an agreement in the form attached as Exhibit

H.

“Redelivery” means, for the relevant Engine, the actual redelivery of such Engine and all records associated therewith which have been accurately updated to Lessor.

“Redelivery Date” means, for the relevant Engine, the date on which Lessee returns such Engine to the Redelivery Location in a condition which complies with all such requirements of this Agreement.

“Redelivery Location” means, for the relevant Engine, the location where Redelivery of such Engine shall take place, as specified in the relevant Equipment Schedule.

“Redelivery Receipt” means, for the relevant Engine, an engine redelivery receipt in the form attached as Exhibit C.

“Replacement Value” means, for the relevant Engine, the amount specified for such Engine in the relevant Equipment Schedule relating thereto.

“Representatives” has the meaning given to such term in Section 20(k) hereof. “Secured Liabilities” has the meaning given to such term in Section 6(c) hereof.

“Supplemental Rent” means, for the relevant Engine, the amount payable for utilization of such Engine which shall be due as set forth in the relevant Equipment Schedule relating thereto.

“Supplemental Rent Payment Date” means, for the relevant Engine, the fifteenth (15th) day of the month following the month in which utilization of such Engine occurs; provided that if the fifteenth (15th) day of a month is not a Business Day, such payment shall be made on the immediately preceding Business Day.

“Taxes” means all present and future taxes, levies, imposts, duties or charges in the nature of taxes, whatever and wherever imposed, including customs duties, value added taxes, ad valorem or similar taxes and any franchise, transfer, sales, use, business, occupation, excise, personal property, stamp or other tax or duty imposed by any national or local taxing or fiscal authority or agency, together with any withholding, penalties, additions to tax, fines or interest thereon or with respect thereto.

“Term Expiry Date” means, for the relevant Engine, the date set forth for such Engine in the relevant Equipment Schedule relating thereto on which it is intended that the Lease Term will expire.

“Unserviceable” means, with respect to any Engine, a condition that renders such Engine ineligible for an FAA Form 8130-3 dual release serviceable tag and/or an EASA Form 1 serviceable tag.

“Unserviceable Notice” has the meaning given to such term in Section 10(a) hereof.

“U.S. Trade Control Laws” has the meaning given to such term in Section 7(b) hereof.

Section 2. Lease of Engine. Lessor hereby agrees to lease each Engine to Lessee and Lessee hereby agrees to lease each Engine from Lessor, subject to and in accordance with the terms hereof and the terms of the relevant Equipment Schedule.

Section 3. Delivery.

(a)
Delivery and Acceptance. Lessor, at Lessor’s expense, will deliver each Engine to Lessee on the Delivery Date at the Delivery Location specified in the applicable Equipment Schedule. Prior to Delivery, Lessee or any of its respective appointed contractors shall be entitled to perform and, if performed, shall have completed an inspection of the Engine, including, review of the most recent borescope inspection. On Delivery, the Engine will have an FAA Form 8130-3 dual release serviceable tag and/or an EASA Form 1 serviceable tag affixed to it. Immediately upon receipt of an Engine, Lessee shall execute and deliver to Lessor, and Lessor shall acknowledge, a Delivery Receipt for such Engine.
(b)
Lessor Conditions Precedent to Delivery. Delivery by Lessor to Lessee of an Engine on the Delivery Date is subject to receipt by Lessor prior to Delivery (or, in the case of the Delivery Receipt, at Delivery) of the following (except to the extent that Lessor agrees in writing in its absolute discretion to waive or defer any such condition):
(i)
Lessor shall have received the first installment of Basic Rent;
(ii)
Lessor shall have received the Deposit;

(iii)
Lessor shall have approved the credit and Patriot Act/“Know Your

Customer” due diligence of Lessee;
(iv)
Lessor shall have received this fully executed Agreement, the relevant Equipment Schedule and Delivery Receipt from Lessee;
(v)
Lessor shall have received the insurance certificates required pursuant to Section 15 below;
(vi)
Lessor shall have received a certified copy of a resolution of the relevant corporate body of Lessee approving the terms of, and the transactions contemplated by, this Agreement, each Equipment Schedule and any other Lessee Document to which Lessee is a party, resolving that it enter into the Lessee Documents to which it is a party, and authorizing a specified individual or individuals to execute the Lessee Documents to which it is a party and accept delivery of each Engine or such other written evidence of appropriate corporate action, duly authorizing the leasing of the Engines and the execution, delivery and performance of the Lessee Documents to which Lessee is a party;
(vii)
Lessor shall have received evidence of the appointment of an agent for service of process for Lessee;
(viii)
If requested by Lessor, Lessor shall have received a legal opinion from in-house or independent counsel to Lessee and any Permitted Sub-Lessee regarding the due authorization, execution and delivery by Lessee of the Lease and, if applicable, a Sub-Lessee Consent by Permitted Sub-Lessee of the Permitted Sublease, and regarding the registration of the International Interests pursuant to the Cape Town Treaty and (if applicable) Aviation Authority;
(ix)
the representations and warranties made by Lessee in the Lessee Documents shall be true and correct on and as of the Delivery Date for each Engine as though they were made on and as of such date; and
(x)
Lessor shall have received an executed Delivery Receipt.
(c)
Lessee Conditions Precedent. Lessee’s obligations under this Agreement in respect of the lease of any Engine are subject to receipt by Lessee of the following (except to the extent that Lessee agrees in writing in its absolute discretion to waive or defer any such condition):
(i)
Lessee shall have received the relevant Engine having a valid serviceable tag issued by the FAA or EASA, as described in Section 3(a) above;
(ii)
Lessee shall have received a fully executed Equipment Schedule;

and

(iii)
Lessee shall have received the Engine documentation required at

Delivery set out in Part 1 of Exhibit D.

Section 4. Records. On the Delivery Date, Lessor will deliver to Lessee all available digital records for the relevant Engine as specified in the Equipment Schedule.

Section 5. Rental; Taxes.

(a)
Lessee shall pay Lessor the following amounts specified in each applicable Equipment Schedule: (i) Basic Rent, payable monthly in advance on each Basic Rent Payment Date and (ii) Supplemental Rent, payable monthly in arrears on each Supplemental Rent Payment Date.
(b)
Each of the Supplemental Rent rates set forth in any Equipment Schedule shall escalate as set forth in the relevant Equipment Schedule. In addition to the annual escalation, the Supplemental Rent rates may be modified (upwards or downwards) by Lessor (as it shall determine in its reasonable discretion) during the term of the relevant Lease (i) for market changes or changes in Lessee’s operation of the Engine, including (but not limited to) changes from the assumed annual utilization and stage length, and changes in route structure which result in repetitive operations in harsh environments, such as high altitude airports, (ii) for changes in MRO market pricing for shop visits or any qualifying maintenance event on engines or (iii) if Lessor determines that the Supplemental Rent rates do not adequately protect Lessor in respect of expected future maintenance.
(c)
All rental rates are exclusive of Taxes, which shall be paid by Lessee. Lessee agrees that all payments by Lessee pursuant to any Lease shall be paid without any deduction or withholding on account of any Taxes, monetary transfer fees, or other charges or withholdings of any nature, except to the extent that withholding is required by applicable law, and in the event any withholding from any such payment is required by any applicable law, Lessee shall:
(i)
pay to the Person entitled to receive such payment (the “Payee”) such additional amount as is required so that the Payee receives, after such withholding, the amount that the Payee would have received if such withholding had not been required;
(ii)
pay the amount required to be withheld to the proper governmental authority or taxing authority in a timely and proper manner;
(iii)
deliver to the Payee, within thirty (30) days after the date on which such payment is paid, a withholding certificate which (A) is addressed to the Payee and executed by an officer of Lessee, (B) states the amount of the payment, the applicable rate of withholding, and the amount withheld, (C) identifies the Tax or other charge withheld and the law which requires such withholding, (D) identifies the governmental authority or taxing authority to which the amount withheld has been paid, (E) states that the amount withheld has been properly paid to such governmental authority or taxing authority, and

(F) includes as an attachment a certified copy of the receipt issued by the governmental authority or taxing authority to which the amount withheld was paid if such receipt is reasonably obtainable from such governmental authority or taxing authority; and

(iv)
indemnify the Payee against any and all liabilities losses, costs and expenses incurred by the Payee as a result of any failure of Lessee to comply with the provisions of this Section 5(c).

(d)
Taxes. Lessee will indemnify, defend, and hold the Indemnified Parties harmless from and against any and all Taxes of whatsoever kind or nature (including, without limitation, costs or expenses incurred in connection with all Taxes and withholdings with respect thereto) that may be assessed against, chargeable to, or collectible from either Lessee or Lessor by any taxing authority, foreign, federal, state, or local, based upon, levied, or assessed with respect to the leasing, operation, possession or use of the Engine pursuant to this Agreement except for (i) corporation, income, profits, net gains, turn over and similar taxes on the income of Lessor or (ii) taxes which are unrelated to or would have been suffered or incurred in the absence of this Agreement and the transactions contemplated hereby. Upon demand of any governmental authority for payment of any such Taxes, Lessor will immediately notify Lessee and Lessee will pay the same; provided, however, that in the event that Lessor is required to pay the same, Lessor will invoice Lessee for the amount of such Taxes paid by it and Lessee will reimburse Lessor for such amount, within fourteen (14) days of such invoice or, if later, when the relevant authority requires payment or if the amount is being contested, when such dispute has been resolved. If (i) a contest of any claim for Taxes does not involve any material risk of the sale, forfeiture or loss of the relevant Engine or any material risk of any criminal liability to any Indemnified Party,

(ii) Lessee has provided an opinion of independent tax counsel addressed to the Indemnified Parties (if required by Lessor) confirming that a reasonable basis exists for contesting such claim for Taxes and (iii) adequate reserves have been made by Lessee for the payment of such Taxes or, if required by Lessor (acting reasonably), an adequate bond has been posted by Lessee in respect thereof, then Lessor at Lessee’s written request will, in good faith, with due diligence and at Lessee’s expense, contest (or permit Lessee to contest in the name of such Indemnified Party) the validity or amount of such claim for Taxes.

(e)
Net Lease. This Agreement is a net lease. Lessee’s obligation to pay hereunder shall be absolute and unconditional and shall not be affected or reduced by any event or circumstance, including, without limitation: (i) any setoff, counterclaim, recoupment, defense or other right that Lessee may have against Lessor or any other Person or entity for any reason whatsoever; (ii) any defect in airworthiness, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the relevant Engine; (iii) the invalidity or unenforceability or lack of due authorization or other infirmity of this Agreement or any absence of right, power or authority of Lessor or Lessee to enter into this Agreement; (iv) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessor or Lessee or any other Person or entity; or (v) any other circumstance, happening or event whatsoever, whether or not similar to the foregoing. Nothing in this Section 5(e) shall be deemed to constitute a waiver of, or prevent Lessee from, asserting any claim against Lessor by way of appropriate proceedings; provided, however, Lessee shall not deduct the amount of any such claim from any payment due and payable by Lessee to Lessor hereunder.
(f)
Termination. If for any reason whatsoever this Agreement shall be terminated in whole or in part by operation of law or otherwise, other than (i) in accordance with the terms of this Agreement or (ii) due to an act or omission of or breach of this Agreement by Lessor or as otherwise specifically provided herein, Lessee shall nonetheless pay an amount equal to each Basic Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Agreement not been terminated in whole or in part.

Section 6. Payment; Deposit.

(a)
Payment. Subject to the provisions of this Agreement, all payments to Lessor by Lessee hereunder shall be made in immediately available Dollars to the following account:

Bank:	Bank of America, N.A.
IBAN/ABA #:	026009593
Swift Code:	BOFAUS3N
Acct #:	446024537171
RE:	ESN [MSN] Lease
Account Name:	WWTAI AirOpCo 1 Bermuda Ltd.

or such other account as Lessor may direct from time to time in writing. Any amounts not paid when due shall bear simple interest at the Default Rate from the due date until paid. Lessee shall reimburse Lessor for reasonable and substantiated attorneys’ fees and other legal expenses incurred by Lessor for the purpose of attempting to collect any past due sums payable by Lessee hereunder or for the purpose of repossessing an Engine following the expiration of the Lease Term for such Engine.

(b)
Deposit.
(i)
The Deposit for an Engine shall be held as a security deposit under the terms of this Agreement. Lessee agrees that Lessor shall be entitled to commingle the Deposit with Lessor’s general or other funds, and Lessor will not hold any such funds as agent or on trust for Lessee or in any similar fiduciary capacity. For the avoidance of doubt, no interest shall be payable, nor shall accrue, on the Deposit.
(ii)
Provided no Event of Default has occurred and is continuing, Lessor shall pay the Deposit for an Engine or such part which Lessor holds to Lessee within five

(5) Business Days of the Redelivery Date for such Engine.

(c)
Notwithstanding the intent of Lessor and Lessee stated in this Section 6, if and to the extent that the Deposit and/or Supplemental Rent, or any part thereof, under any applicable law or otherwise, is determined to be security deposits or otherwise the property of Lessee or a debt owed to Lessee, or that Lessee will have any interest in the Deposit and/or Supplemental Rent, then Lessee and Lessor agree that the below will apply to the Deposit and/or Supplemental Rent (as the case may be) (collectively, the “Charged Moneys”):
(i)
to the fullest extent permitted by law and by way of continuing security, Lessee grants a Lien in the Charged Moneys and all rights of Lessee to payment thereof, the debt represented thereby and all interest thereon and/or any and all interest of Lessee therein to Lessor by way of first priority Lien as security for Lessee’s obligations and liability under any Lease or any other agreement between Lessor and Lessee (the

“Secured Liabilities”). Except as expressly permitted under this Agreement, Lessee will not be entitled to payment of the Charged Moneys. Lessee will not assign, transfer or otherwise dispose of all or part of its rights or interest in the Charged Moneys and Lessee agrees that it will enter into any additional documents and instruments necessary or reasonably requested by Lessor to evidence, create or perfect Lessor’s rights to the Charged Moneys; and

(ii)
if any Event of Default has occurred and is continuing, Lessor may immediately or at any time thereafter (so long as such Event of Default is continuing), without prior notice to Lessee, (A) offset all or any part of the Secured Liabilities against the liabilities of Lessor in respect of the Charged Moneys, or (B) apply or appropriate all or any part of the Charged Moneys in or towards the payment or discharge of any Secured Liabilities in such order as Lessor sees fit. Upon any offset or application of any portion of the Charged Moneys to the Secured Liabilities, Lessee will immediately pay to Lessor an amount equal to the amount of the Charged Moneys so offset or applied.

The exercise by Lessor of the rights described in this Section 6(c) shall not be deemed to cure any Event of Default on the part of Lessee (under this Agreement or any other agreement between Lessee and Lessor which has occurred and is continuing), nor shall such exercise prevent Lessor from exercising any of its rights with respect to such Event of Default under Sections 16 and 17 immediately upon such rights becoming exercisable or at any time thereafter.

Section 7. Covenants.

(a)
Use and Operation. Except as otherwise provided herein, each Engine shall be operated only by Lessee and shall continuously remain in the possession and control of Lessee except during periods of maintenance or transportation incident thereto. Lessee shall transport each Engine during the relevant Lease Term in accordance with the manufacturer’s published requirements and recommendations. If Lessee fails to transport or cause the transportation of an Engine as herein provided, such Lessee shall cause such Engine to be inspected and tested for bearing and/or related damage in accordance with the manufacturer’s recommended procedures, at Lessee’s expense, including, but not limited to, transportation of such Engine to an FAA/EASA approved shop, as well as the cost of any necessary repairs. Lessee shall operate or cause the operation of each Engine, in accordance with the recommendations of the manufacturer thereof and otherwise in a lawful, safe, and prudent manner. All operations of an Engine shall be properly recorded in the records for such Engine, which records shall be maintained in English at all times. At all times during which an Engine is off-wing, Lessee will, at its sole cost and expense, store and preserve such Engine in accordance with the AMM and the applicable manufacturer’s recommended storage program at one of Lessee’s principal maintenance facilities (or such other location as Lessor and Lessee may agree) and to maintain all insurance with respect to such Engine.
(b)
Compliance with Law.
(i)
This Agreement shall be subject to all United States executive orders, laws, rules and regulations now or hereafter applicable to the parties to (or any of their Affiliates), or subject matter of, this Agreement, including, but not limited to, all laws and regulations relating to: (A) economic, trade and financial sanctions, including, but not limited to, those administered or enforced by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) or the U.S. Department of State; (B) export and re-export controls, including, but not limited to, the Export Administration Regulations and those administered or enforced by the U.S. Department of Commerce or U.S. Department of State; (C) anti-corruption, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended; (D) any other law of similar effect or that relates to U.S. trade controls or anti-corruption (collectively, and as amended from time to time, “U.S. Trade Control Laws”); and (E) similar export control laws, regulations and orders of other jurisdictions to the extent applicable to any activity conducted in furtherance of this Agreement.

(ii)
Lessee will comply in all respects with all applicable U.S. and non-

U.S. laws, ordinances, rules, regulations and orders of all governmental authorities relating to the ownership, installation, operation, movement, marketing and maintenance of the Engines. Lessee will not cause or permit the Engines to be flown or transported to, or stop in, any airport, country, or territory, or otherwise marketed in such a manner, if so doing would cause Lessor, or any Affiliate of Lessor, to be in violation of any law, rule, regulation or decree of the United States, the European Union, the United Kingdom, United Nations or any other country or political sub-division thereof or trans-national body having jurisdiction over Lessee, Lessor, any Affiliate of Lessor or Lessee, or the Engines or any airframe upon which an Engine may, from time to time, be installed, including without limitation U.S. Trade Control Laws.

(iii)
To this effect, Lessee acknowledges that the Engines are subject to

U.S. Trade Control Laws and Lessee shall not assign this Agreement or sublease an Engine to any Person that is or subsequently becomes: (A) a target of U.S., European Union, United Kingdom, United Nations or other economic, financial or trade sanctions in force from time to time; (B) named, identified or described on any blocked Persons list, specially designated nationals list, prohibited Persons list, or other official list of restricted Persons with whom U.S., European Union or United Kingdom or United Nations Persons, or Persons otherwise subject to the jurisdiction of the U.S., the European Union, the United Kingdom or the United Nations may not conduct business, including, but not limited to, restricted party lists published or maintained by (1) OFAC, (2) the U.S. Department of Commerce, (3) the U.S. Department of State, (4) the European Union or (5) His Majesty’s Treasury of the United Kingdom; or (C) organized under the laws of or ordinarily resident in a country subject to comprehensive sanctions administered by the U.S., European Union, United Kingdom, which currently comprise the Crimea region of Ukraine, the so-called Donetsk People's Republic and Luhansk People's Republic regions of Ukraine, Cuba, Iran, North Korea and Syria (each a "Sanctioned Country"); (D) the government of a Sanctioned Country; or (E) owned or controlled by, or an actor on behalf of, any Person described in clauses (A), (B), (C) or (D) (collectively, “Sanctioned Persons”).

(iv)
Lessee is not and shall not subsequently become a Sanctioned

Persons.

(v) Lessee shall not use the Engine for flights to, from, or transiting in any Sanctioned Country, except that Lessee may use the Engine for flights between the United States and Cuba that Lessee operates that are permitted by the U.S. Department of Transportation pursuant to Order 2022-6-1, provided that Lessee's flights between the United States and Cuba comply with all applicable U.S. laws, including without limitation the U.S. Trade Control Laws. Lessee shall not use the Engine for any other flights to, from, or transiting Cuba.

(vi) Lessee has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by Lessee, its subsidiaries, and its and their respective directors, officers, employees and agents with this Section 7(b), including restricted party screening of all counterparties. Lessee, its subsidiaries, and to the knowledge of Lessee, its and their respective directors, officers, employees, and agents are not engaged in any activity that would reasonably be expected to result in Lessor being in violation of U.S. Trade Control Laws or European Union or United Kingdom export control or economic sanctions laws and regulations.

(c)
Repair and Maintenance. At its sole expense, Lessee shall cause field-level maintenance to be performed on each Engine in accordance with all applicable requirements and mandatory recommendations of the manufacturer thereof, and shall promptly repair or procure the repair of any damage to an Engine occurring during the Lease Term for such Engine originating from or caused by an Excluded Event. Lessee shall not be liable for damage and any cost of repair resulting from normal wear and tear and LLP life expiration and should any airworthiness directives be required during the Lease Term for an Engine, Lessee shall only be responsible for any on-wing related expenses. Lessee shall cause all maintenance of, and repairs to, an Engine to be recorded in the records for such Engine. Each accessory, part, or component installed on an Engine in connection with a repair shall be identical in manufacturer and part number to the Part which it replaces, shall be in serviceable condition, as evidenced by an FAA Form 8130-3 or EASA Form One, as applicable, and a replacement life-limited or “hard-time” item shall have a value and remaining life equal to or greater than the value and remaining life of the replaced item. Lessee will ensure that all replacement parts will be free and clear of all Liens. Upon installation on an Engine, title to such replacement parts shall immediately vest in Lessor. Lessee shall monitor each Engine in accordance with its trend monitoring program and follow the procedures of such program to troubleshoot and correct any alarm conditions.
(d)
Reports and Inspection. Lessee shall report to Lessor in writing, by the tenth (10th) day of each month, the number of hours and cycles an Engine has been operated and other information regarding the location, condition, aircraft upon which such Engine is installed, operation, performance and maintenance of such Engine as Lessor may reasonably request, substantially in the form of Exhibit E. Lessor shall also provide Lessee with access to Lessor's online portal where such data with respect to each Engine may be uploaded. Lessee shall also provide monthly trend reports, records of any maintenance performed during the previous month and monthly flight logs showing the airports to and from which an Engine was operated. Lessee shall, as soon as practical, report to Lessor all information regarding any incident, accident or abnormal occurrence (including but not limited to EGT exceedance, surge/compressor stall, hung start, hot start, high oil consumptions, overspeed, bird strike or similar event) which may have been caused in whole or in part by the condition, operation or performance of such Engine and which involves actual or potential loss of or damage to such Engine or to other property, or injury to or death of any Person. Lessee shall cooperate with any investigation of such incident, accident or abnormal occurrence by Lessor or its representatives. At all reasonable times and on reasonable notice, including but not limited to the Redelivery process, Lessor and its representatives shall have the right to inspect such Engine while in the possession of Lessee or others and to examine all log books and other records reflecting the operation and maintenance of such Engine.

(e)
Nameplates/Thrust-rating Change Authorization. Lessee shall maintain or cause to be maintained the nameplates attached to each Engine at the relevant Delivery Date and ensure that the same are not removed, covered, painted over or modified. Any change in thrust rating shall require the written consent of Lessor and Lessee shall return such Engine to the original thrust rating as when delivered, unless otherwise agreed to in advance in writing by Lessor.

(f)
Financial Statements. Upon Lessor’s request from time to time, Lessee will provide Lessor with the latest financial statements of Lessee, including the balance sheets with audited statements of income and retained earnings of Lessee.

Section 8. Representations and Warranties of Lessee. Lessee represents and warrants as follows as of the date hereof and as of the date of each Delivery Date:

(a)
Due Organization. Lessee is duly organized, existing and in good standing under the laws of its jurisdiction and has the power and authority to carry on its business as presently conducted and to perform its obligations hereunder;
(b)
Due Authorization. This Agreement has been duly authorized by all necessary action on the part of Lessee, and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby, nor compliance by Lessee with any of the terms hereof will contravene any applicable law or result in any breach of, or constitute any default under, or result in the creation of any lien, security interest, claim, right of detention, mortgage or encumbrance (“Liens”) upon any property of Lessee under, any credit agreement or instrument, corporate charter or by-law or other agreement or instrument to which Lessee is a party or by which Lessee or its properties or assets are bound or affected;
(c)
Consent. Lessee has received every consent, approval or authorization, and has given every notice, that is required for Lessee to execute and deliver this Agreement and any Equipment Schedule, and to perform the transactions contemplated hereby and thereby (including all monetary and other obligations hereunder) and all of which remain valid and effective;
(d)
Licenses. Lessee holds all valid licenses, certificates and permits from all applicable governmental authorities for the conduct of its business and performance of its obligations under this Agreement and the other Lessee Documents;
(e)
Litigation. There are no suits or proceedings taking place, pending or, to the knowledge of Lessee, threatened in any court or before any arbiters, regulatory commission, board or other administrative or governmental agency in any jurisdiction against or affecting Lessee which relate to the Engines or the transactions contemplated by the Lessee Documents or which, if adversely determined, could reasonably be expected to have an adverse effect on the ability of Lessee to fulfill its obligations under the Lessee Documents;

(f) Due Execution. This Agreement has been duly executed and delivered by Lessee, and this Agreement does, and each Equipment Schedule, when executed and delivered by

Lessee will, constitute legal, valid and binding obligations of Lessee, enforceable in accordance with their respective terms;

(f)
Accounts. The latest financial statements of Lessee, including the balance sheets and audited statements of income and retained earnings of Lessee, present fairly the financial position and operations of Lessee, and subsequent to the conclusion of the last such period, there has been no material adverse change in such position or operations;

(g)
Registration.
(h)
Except for the filing and recordation of this Agreement and any Equipment Schedules with the Aviation Authority and any registrations on the International Registry requested by Lessor, it is not necessary or advisable under the laws of Lessee’s jurisdiction in order to ensure the validity, effectiveness and enforceability of this Agreement against Lessee or to establish, perfect or protect the property rights of Lessor in the relevant Engine, that this Agreement or any other instrument relating thereto be notarized, filed, registered, recorded, enrolled in any court, public office or elsewhere or that any Tax be paid or that any other action be taken or if any such filings, registrations, recordings or other actions are necessary or advisable, the same have been effected or will have been effected on or before the Delivery Date by Lessee, at Lessee’s cost; and

(ii) under the laws of Lessee’s jurisdiction, the right, title and interests of Lessor in the relevant Engine have been and will be on each Delivery Date throughout the full Lease Term fully established, perfected and protected;

(i)
Sovereign Immunity. Lessee is subject to civil commercial law with respect to its obligations under this Agreement; neither Lessee nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement by Lessee constitutes private and commercial acts; and
(i)
Sanctions. Neither Lessee nor any of its affiliates is: (i) a target of U.S., European Union, United Kingdom, United Nations or other economic, financial or trade sanctions in force from time to time; (ii) named, identified or described on any blocked persons list, specially designated nationals list, prohibited persons list, or other official list of restricted persons with whom U.S., European Union, United Kingdom or United Nations persons, or persons otherwise subject to the jurisdiction of the U.S., the European Union, the United Kingdom or the United Nations may not conduct business, including, but not limited to, restricted party lists published or maintained by (A) U.S. Treasury Department’s Office of Foreign Assets Control, (B) the U.S. Department of Commerce, (C) the U.S. Department of

State, (D) the European Union or (E) His Majesty’s Treasury of the United Kingdom; or (iii) owned or controlled by, or an actor on behalf of, any person described in clauses (i) or (ii).

Section 9. Representations and Warranties of Lessor. Lessor represents and warrants as follows as of the date hereof and as of the date of each Delivery Date:

(a)
Due Organization. Lessor is a company duly organized, existing and in good standing under the laws of its jurisdiction and has the power and authority to carry on its business as presently conducted and to perform its obligations hereunder;

(b)
Due Authorization. This Agreement has been duly authorized by all necessary action on the part of Lessor, and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby, nor compliance by Lessor with any of the terms hereof will contravene any applicable law or result in any breach of, or constitute any default under, or result in the creation of any Liens upon any property of Lessor under, any credit agreement or instrument, corporate charter or by-law or other agreement or instrument to which Lessor is a party or by which Lessor or its properties or assets are bound or affected;
(c)
Consent. Lessor has received every consent, approval or authorization, and has given every notice, that is required for Lessor to execute and deliver this Agreement and any Equipment Schedule, and to perform the transactions contemplated hereby and thereby (including all monetary and other obligations hereunder) and all of which remain valid and effective;
(d)
Due Execution. This Agreement has been duly executed and delivered by Lessor, and this Agreement does, and each Equipment Schedule, when executed and delivered by Lessor will, constitute legal, valid and binding obligations of Lessor, enforceable in accordance with their respective terms; and
(e)
Sovereign Immunity. Lessor is subject to civil commercial law with respect to its obligations under this Agreement; neither Lessor nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement by Lessor constitutes private and commercial acts.

Section 10. Redelivery; Return Condition.

(a)
Unserviceability. If, at any time during the Lease Term for an Engine, such Engine becomes Unserviceable and requires off-wing repair work which could not reasonably be performed on-wing in order to put the Engine back into serviceable condition, then, except to the extent that the Engine would have been serviceable if Lessee had performed all of its obligations under this Agreement or the Engine is Unserviceable as a result of an Excluded Event, Lessee shall be entitled to remove the Engine (at Lessee's sole cost and expense) and provide written notice to Lessor in the form attached as Exhibit G (an

“Unserviceable Notice”). Lessee shall, within twenty-four (24) hours of delivery of such Unserviceable Notice to Lessor, make the Engine available to Lessor for inspection at the location specified in the Unserviceable Notice, or such other mutually agreed upon location, and shall co-operate with Lessor in order to facilitate Lessor’s inspection of the Engine. Lessor shall be entitled to inspect the Engine in order to verify that the Engine is Unserviceable and Lessor shall, within seven (7) Business Days of its satisfactory inspection, notify Lessee whether or not it agrees that the Engine is Unserviceable. If Lessor has determined that the Engine is Unserviceable, Lessee shall return the Unserviceable Engine and all related records in the condition required by this Section 10 and Part 2 of Exhibit D to Lessor at the Redelivery Location on the proposed Term Expiry Date set forth in the Unserviceable Notice (or such later date agreed to by Lessor). If Lessor has determined that the Engine is not Unserviceable (or the Engine is Unserviceable but due to Lessee’s failure to perform its obligations under this Agreement or an Excluded Event), Lessee shall, at its cost and expense, repair the Engine in accordance with this Agreement, and the Lease Term will be extended until such time as the Engine is repaired and returned to Lessor in compliance with the terms of this Agreement.

(b)
Redelivery. At the end of the Lease Term for an Engine, or at such other time as the Lease Term may be sooner terminated in accordance with Section 17 below, Lessee shall, at Lessee’s sole expense, promptly return such Engine to Lessor at the Redelivery Location specified in the applicable Equipment Schedule. Redelivery of such Engine shall occur only when the Engine and (if applicable) the Engine Stand, are delivered to the Redelivery Location specified on the Equipment Schedule and the Engine and (if applicable) the Engine Stand, if applicable, and all records related thereto are delivered in the condition required by this Section 10 and Part 2 of Exhibit D, all as acknowledged by Lessor pursuant to the Redelivery Receipt. The Engine, Engine Stand and all related records shall be free and clear of all Liens and encumbrances of any kind, other than any Liens or encumbrances arising through Lessor. Lessee confirms that all of its obligation, liabilities and agreements under the Lease (collectively, the “Obligations”) whether accruing prior to or after the date hereof, will remain in full force and effect until all such Obligations have been satisfied in full. The failure by Lessor to exercise any right under the Lease will not operate as a waiver thereof or preclude any other or further exercise thereof.
(c)
Engine Redelivery Condition. Each Engine will (i) be in compliance with the terms of this Agreement, (ii) have installed thereon all Parts installed thereon on the Delivery Date, or permitted replacements thereof in accordance with this Agreement, and be in the same configuration as on the Delivery Date, (iii) not have any carry over maintenance tasks listed on the return to service tag (including testing required prior to installation on any eligible aircraft), other than idle leak checks required following installation of the borescope inspection plugs, (iv) not be “on watch” or have any reduced interval inspections beyond that which are allowed by the AMM and (v) unless the Engine is being returned in accordance with Section 10(a) of this Agreement, have an FAA Form 8130-3 dual release serviceable tag with full return-to-service statement affixed to it or EASA Form 1 dual release serviceable tag with full return-to-service statement affixed to it. Any alarms in the trend monitoring will be closed by the recommended maintenance actions in the trend monitoring program or other applicable maintenance manuals.

Unless otherwise agreed to in advance in writing by Lessor, Lessee will perform or cause to be performed on each Engine immediately prior to its return to Lessor, at Lessee’s sole expense, a full gas-path DVD borescope inspection with written report, a visual inspection and a MPA on wing. Lessor shall have the right to observe any on wing MPA. If the borescope inspection, visual inspection or MPA identifies the Engine defect or any items not within the manufacturer’s limits stated in the applicable maintenance manuals, said defects shall be repaired at Lessee’s sole cost and expense and Lessee will immediately notify Lessor of the findings.

Upon receipt of an Engine by Lessor from Lessee, Lessor, in its sole discretion and at its sole cost and expense, shall reserve the right to perform or cause to be performed on such Engine for the sole benefit of Lessor a full gas-path DVD borescope inspection with written report, a visual inspection and a test cell or full power assurance run, and a full inspection and approval of all Engine records at Lessor’s cost. Any discrepancy found by Lessor, if caused by an Excluded Event, shall be corrected at Lessee’s sole cost and expense, unless the Engine is being returned in accordance with Section 10(a) of this Agreement. All obligations of Lessee hereunder shall continue in full force and effect until Lessor notifies Lessee that such Engine and its records have been returned in compliance herewith.

Prior to returning each Engine to Lessor, Lessee will prepare such Engine for shipment by

(i) capping and plugging all openings of the Engine; (ii) ensuring that the Engine, when transported, would thereafter be preserved for 365 days or more in storage in accordance with the manufacturer’s manual; (iii) completely covering such Engine with heat-shrunk plastic or tailor- made engine tarp (it being agreed that if such Engine was delivered with said tailor-made engine tarp, said tarp shall be returned at Redelivery); and (iv) otherwise preparing such Engine for shipment in accordance with the manufacturer’s specifications and recommendations. Any surface transportation utilized for shipment of such Engine will be equipped with air ride or air cushion trailers.

All Redelivery transportation costs will be for Lessee’s account. Lessee will be responsible for any required inspection and repair resulting from transporting an Engine that is not accomplished in accordance with the manufacturer’s specifications and recommendations regarding ground transport.

(d)
Records. Upon Redelivery of an Engine to Lessor, Lessee will return all Engine records delivered to Lessee by Lessor, together with all Engine records generated as a result of Lessee’s use and operation of such Engine and will be complete, accurate and delivered to Lessor (all such records shall be kept in the English language at all times), including: (i) an Engine LLP current status (disk sheet) signed by each operator’s quality control department for each installation and removal of such Engine on to and off of any aircraft during the Lease Term,

(ii) the Engine documentation required from Lessee per Part 2 of Exhibit D, and (iii) a comprehensive current status of all airworthiness directives (ADs) issued against the Engine type, signed by each operator’s quality control department (or should the operator not operate under FAA jurisdiction, then Lessee shall provide such airworthiness directive status). With respect to any part installed by Lessee and not removed prior to the return of such Engine (which parts Lessee shall use all reasonable endeavors to ensure shall not be PMA parts), each such part shall be identical in manufacturer and part number to the Part which it replaces, shall be in serviceable condition, and a replacement life-limited or “hard-time” item shall have a value and remaining life equal to or greater than the value and remaining life of the replaced Part and the records for such part installed and returned to Lessor will include: (A) manufacturer, part number, nomenclature and serial number (if part is serialized) of life-limited parts and time controlled parts; and (B) historical records, including but not limited to: (x) serviceability status of the part at installation; (y) for a time-controlled part, total time and cycles, time and cycles since overhaul as may be applicable and total time and cycles of such Engine at the time of part installation; and (z) for a life-limited part, documentation tracing usage of the part since new by way of installation and removal disk sheets from each operator of the part for every installation and removal to each engine as well as the birth document and any return to service documents for all modifications, repairs and overhauls of the part.

(e)
Engine Stand. The Engine Stand, if applicable, shall be redelivered with the relevant Engine in the same condition as it was delivered to Lessee, normal wear and tear excepted.

(f)
Failure to Return. If Lessee does not return the Engine to Lessor for any cause on the date of the expiration or termination of the Lease Term, or does not return the Engine to Lessor in the condition set out in this Section 10 and Part 2 of Exhibit D, then the obligations of Lessee under the Lease shall continue and such continued use shall not be considered a renewal of the terms of the Lease or a waiver of any right of Lessor hereunder and Lessor may terminate Lessee’s right to possess the Engine immediately on written notice to Lessee; and Lessee shall fully indemnify Lessor on demand against all losses, liabilities, actions, proceedings, costs and expenses thereby suffered or incurred by Lessor. During such continued use, Basic Rent shall continue to be paid by Lessee to Lessor on demand made by Lessor from time to time at the rate of one hundred fifty percent (150%) of Basic Rent set forth in the applicable Equipment Schedule for each day until the Engine is actually delivered to Lessor in the required condition, and all other terms and conditions of the Lease shall remain in full force and effect, provided that the payment by Lessee of such amounts will not constitute a renewal of the terms of the Lease or of the Lease Term or a waiver of any of Lessor’s rights under the Lease and will not give Lessee any rights whatsoever in respect of the Engine.

Section 11. Title; Liens.

(a)
At all times, title to each Engine shall remain solely in Lessor. Lessee shall not represent to other Persons, firms or governmental authorities that Lessee has any interest in any Engine, other than as Lessee. If provided by Lessor, Lessee shall, at its cost, place a placard in close proximity to the data plate stating:

“This Engine is owned by WWTAI AirOpCo 1 Bermuda Ltd.”

(b)
Lessee shall not permit any lien, security interest including, without limitation, any International Interest or encumbrance (other than any lien, security interest, interest or encumbrance arising through or requested by Lessor) to attach to an Engine as a result of any act or omission by Lessee, and shall promptly cause the discharge, release, or termination of any such lien, security interest or encumbrance, at the sole cost and expense of Lessee.
(c)
Lessee will not install the Engine on an airframe owned by any Person other than Lessee without the prior written consent of Lessor. Provided Lessor does provide its written consent, Lessee shall, prior to any installation of such Engine, provide a Recognition of Rights Agreement from the owner (and, if applicable, of any financiers) of such airframe on which the Engine may be installed

Section 12. Risk of Loss.

(a)
Risk. For the duration of the Lease Term of an Engine, Lessee shall bear the risk of loss of such Engine from any and every cause whatsoever whether or not insured, including, without limiting the foregoing, that Lessee shall bear all risk and responsibility for operation of such Engine (whether by itself or any other user).
(b)
Notification. Lessee will immediately notify Lessor in writing in the event of any of the following (each, a “Casualty Event”): (i) the actual or constructive total loss or destruction of any Engine or damage (caused by DOD or otherwise) thereto beyond economic repair during the Lease Term (including, but not limited to, any event which results in an insurance settlement on the basis of a total loss or a constructive or compromised total loss); (ii) the loss of possession or detention of any Engine for more than thirty (30) days for any reason (provided that Lessee shall notify Lessor as soon as practicable following any loss of an Engine pursuant to this subclause (ii)), including but not limited to seizure, requisition, theft, disappearance or otherwise; or (iii) the requisition of title to any Engine by or on authority of any governmental entity or by any creditor of Lessee.
(c)
Payment. Following the occurrence of a Casualty Event for an Engine, lease payments shall continue unabated until such time as Lessor receives from Lessee the Replacement Value of such Engine less any amounts received by Lessor from the insurers of Lessee. Upon such payment, the obligation of Lessee to make further payments of Basic Rent and Supplemental Rent shall terminate, this Agreement shall terminate with respect to such Engine and Lessor will transfer to Lessee, without recourse or warranty, all of such Lessor’s right, title and interest, if any, in and to such Engine suffering the Casualty Event.

Section 13. Warranty. Lessor warrants to Lessee that Lessor has full legal and beneficial title to each Engine and shall, subject to there being no Default by Lessee in respect of this Agreement, continue to hold such title throughout the Lease Term for each Engine and that Lessor has the right to lease each Engine to Lessee. In addition, so long as Lessee substantially performs its obligations hereunder as and when required, Lessor agrees that Lessee shall be entitled to exercise such rights as Lessor may have under any warranty with respect to each Engine made by the manufacturer or by any other Person or entity providing services or parts for each Engine; provided, however, that upon termination of this Agreement, all such rights shall immediately revert to Lessor. Each Engine leased hereunder shall be delivered to Lessee in “AS-IS, WHERE- IS” condition. EXCEPT AS SET FORTH ABOVE IN THIS SECTION, LESSOR HAS NOT MADE, NOR SHALL IT BE DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING LEASED AN ENGINE UNDER THIS AGREEMENT, OR HAVING ACQUIRED SUCH ENGINE, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS AGREEMENT OR OTHERWISE), AND LESSOR HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO AIRWORTHINESS, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS OF INFRINGEMENT OR THE LIKE, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF SUCH ENGINE, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF SUCH ENGINE, THE ABSENCE THEREFROM OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO SUCH ENGINE; AND LESSEE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY OR WARRANTIES.

NEITHER LESSOR NOR ANY LESSOR’S LENDER SHALL HAVE ANY RESPONSIBILITY OR LIABILITY WHATSOEVER TO LESSEE OR ANY OTHER PERSON, WHETHER ARISING IN CONTRACT OR TORT, OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OR OTHERWISE, FOR: (i) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY SUCH ENGINE OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH; (ii) THE USE, OPERATION OR PERFORMANCE OF SUCH ENGINE OR ANY RISKS RELATING THERETO; (iii) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR CONSEQUENTIAL DAMAGES; OR (iv) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF SUCH ENGINE. THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS SECTION ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND LESSOR SHALL NOT BE DEEMED TO HAVE MADE ANY OTHER WARRANTIES.

Section 14. Indemnity. Lessee hereby agrees and undertakes to indemnify, reimburse and hold harmless each of Lessor, each Additional Insured, each of Lessor’s Affiliates, and each of its and their respective subsidiaries, shareholders, members, partners, officers, directors, managers, employees, partners, advisors, agents, representatives, successors and assigns (individually or collectively, the “Indemnified Parties”) against any and all claims, damages, losses, liabilities, demands, suits, judgments, settlements, causes of action, legal proceedings (whether civil or criminal), penalties, fines, Taxes, other actions and reasonable attorneys’ fees and all other costs and expenses in connection therewith arising from the period during which an Engine is leased to Lessee under this Agreement (any and all of which are hereafter referred to as “Claims”) which in any way may result from, pertain to, or arise in any manner out of, or are in any manner related to: (i) any breach of any representation, warranty, covenant, obligation or duty of Lessee under this Agreement or under any other document or agreement executed and delivered in connection herewith, including, without limitation, the enforcement of any of the terms hereof by Lessor; or (ii) the condition (other than at Delivery), manufacture, lease, possession, repossession, return, disposition, use, registration, import, export, maintenance, storage or operation of an Engine either in the air or on the ground, including, without limitation (but subject to the proviso in the last sentence of this section); or (iii) any defect in an Engine (whether or not discoverable by Lessee or Lessor) arising from any material or articles or Parts used therein or from the design, testing, or use thereof or from any maintenance, service, repair, overhaul or testing of such Engine, whether or not such Engine is in the possession of Lessee but provided it arises during the period during which the Engine is leased to Lessee, and regardless of where such Engine may then be located; provided, however, that following Lessee’s performance of its obligations under this Section, Lessee shall be subrogated to all rights and remedies which any Indemnified Parties may have against the manufacturer. In the event Lessee is required to indemnify any Indemnified Parties hereunder, Lessee shall pay to such Indemnified Parties an amount which, after deduction of all Taxes and like charges required to be paid by such Indemnified Parties in respect of such payment, is equal to the amount of the indemnification required, provided, however, that Lessee shall not be required to indemnify any Indemnified Parties against Claims arising out of such Indemnified Parties’ gross negligence or willful misconduct.

Lessee hereby waives and releases each Indemnified Party from any Claims (whether now existing or hereafter arising) for or on account of or arising or in any way connected with injury to or death of personnel or any agent of Lessee or loss or damage to property of Lessee or the loss of use of any property which may result from or arise in any manner out of or in relation to the manufacture, purchase, delivery, leasing, condition, use, maintenance, storage or operation of an Engine, either in the air or on the ground, or which may be caused by any defect in such Engine, from the material or any Part used therein or from the design or testing thereof, or use thereof or from any maintenance, service, repair, overhaul or testing of such Engine regardless of when such defect may be discovered, whether or not such Engine is at the time in the possession of Lessee and regardless of the location of such Engine at any such time except when such injury, death, loss, loss of use or damage results from the gross negligence or the willful misconduct of Lessor.

In the event Lessee is required to indemnify Lessor hereunder, Lessee shall pay to Lessor an amount which, after deduction of all Taxes and like charges, is equal to the amount of the indemnification required.

The indemnities contained in this Section 14 shall survive the execution and delivery of this Agreement and shall continue in full force and effect notwithstanding the expiration or other termination of this Agreement or any Equipment Schedule and are expressly made for the benefit of and shall be enforceable by each Indemnified Party.

Section 15. Insurance for the benefit of Lessor. Lessee shall maintain the following types of insurance coverage with insurance companies reasonably satisfactory to Lessor:

(a)
Physical damage insurance protecting against loss or damage to each Engine at all times while such Engine is in the possession of Lessee or others (whether or not installed on an aircraft) or is being redelivered to Lessor, in amounts sufficient to cover the full Replacement Value of such Engine as set forth in the applicable Equipment Schedule, with any loss payable solely to Lessor;
(b)
Aircraft liability insurance in a minimum amount not less than that provided for in the applicable Equipment Schedule, combined single limit on any one occurrence and in the aggregate in respect of all occurrences occurring during the policy period, applicable for the Lease Term to passenger liability, public liability and property damage, covering liability in connection with the delivery, transportation, leasing, installation, operation, maintenance, use, detachment, storage or delivery of each Engine and in connection with the ownership or operation of any aircraft upon which such Engine is installed, insuring against all liability for loss, injury, damage or claims, including injuries to or deaths of passengers or third Persons and damage to property, which insurance shall name Lessor and each Indemnified Party, including Lessee, as an additional insured and contain appropriate cross-liability clauses and a waiver of subrogation in favor of the additional insureds named above; and
(c)
On or prior to the Delivery Date, Lessee shall furnish to Lessor copies of certificates evidencing the insurances required by this Section 15. All policies of insurance provided hereunder shall insure the interests of Lessor and each Indemnified Party regardless of any breach or violation by Lessee of any warranties, declarations or conditions of Lessor, contained in such insurance. Each policy providing such insurance shall be primary without right of contribution from any other insurance which may be carried by Lessor or any other Indemnified Party, and each policy providing liability insurance shall expressly provide that all the provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and except liability for premiums (which shall be solely a liability of Lessee), shall operate in the same manner as if it were a separate policy covering each insured. Such policies shall further provide that, if the insurers cancel such insurance for any reason whatsoever, Lessee will promptly notify Lessor of such cancellation, and provide that, if the insurers cancel such insurance for any reason whatsoever or the same is allowed to lapse for non-payment of premium, such cancellation or lapse shall not be effective as to Lessor or any Indemnified Party for thirty (30) days (seven (7) days or as much time as may be allowed with respect to war risk) after receipt by Lessor of notice of such cancellation or lapse; provided, however, that, if such insurance is being cancelled for non- payment of premium, the notice shall so state, and such cancellation or lapse of such insurance for non-payment of premium shall be rescinded if before the effective date thereof, all overdue premiums are paid by or on behalf of Lessee or Lessor.

Section 16. Events of Default. Any one or more of the following occurrences or events shall constitute an Event of Default:

(a)
Lessee fails to pay any Basic Rent under this Agreement and/or any applicable Equipment Schedule, which failure continues uncured for five (5) days;
(b)
Lessee fails to pay any other sum owing to Lessor under this Agreement and/or any Equipment Schedule, which failure continues uncured for five (5) days;
(c)
Lessee fails to obtain and maintain any insurance required under the provisions of Section 15 herein, or shall let such insurance coverage lapse, or shall operate the Engine outside of the scope of the insurance coverage maintained with respect to the Engine;
(d)
Lessee shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it pursuant to this Agreement and/or any other Lessee Document (other than the covenants, conditions or agreements otherwise specifically referred to in this Section 16) which failure continues uncured for ten (10) days after written notice thereof;
(e)
Any representation or warranty of Lessee herein or in any document or certificate furnished to Lessor in connection herewith or with any Lessee Document fails to be correct in any material respect which failure continues uncured for ten (10) days after written notice thereof;
(f)
Lessee fails to return an Engine on the Redelivery Date for such Engine in accordance with the terms of this Agreement and/or the applicable Equipment Schedule;
(g)
Lessee makes a general assignment for the benefit of creditors, or becomes the subject of voluntary bankruptcy proceedings, or has a receiver or custodian or liquidator appointed for any of its assets, or ceases to conduct the whole or a substantial portion of its business in the manner in which such business was conducted on the date of this Agreement, or an involuntary petition in bankruptcy is filed against Lessee and not dismissed or stayed within sixty

(60) days; or

(h)
Lessee fails to perform or observe any of the covenants in Section 7(b) of this Agreement, which failure shall immediately be considered to be an Event of Default for purposes of this Agreement without the need for Lessor to provide written notice thereof.

Section 17. Remedies.

(a)
Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare each Lease to be in default and, at any time thereafter so long as Lessee shall not have remedied all outstanding Events of Default, Lessor may exercise one or more of the following remedies as Lessor shall in its sole discretion elect, to the extent available and permitted by, and subject to compliance with any mandatory requirements of any applicable law then in effect:

(i)
demand that Lessee, and Lessee shall upon such demand of Lessor and at Lessee’s expense, immediately return each Engine to Lessor at the relevant Redelivery Location, in the manner specified in such notice, and such return shall not be delayed for the purposes of complying with the return conditions specified in Section 10 hereof (none of which conditions shall be deemed to affect Lessor’s possession of the relevant Engine) or delayed by any other reason, nor shall such demand be deemed Lessor’s waiver of Lessee’s requirement to comply with Section 10 hereof in due course;
(ii)
sell at private or public sale, as Lessor may determine, or hold, use, operate or lease to others each Engine as Lessor in its sole discretion may determine, all free and clear of any rights of Lessee;
(iii)
proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Agreement and any Equipment Schedules and to recover damages for the breach thereof and to rescind this Agreement and any Equipment Schedules;

(iv)
terminate this Agreement and any Equipment Schedules by written notice to Lessee and/or repossess each Engine; and
(v)
exercise any other remedy available under applicable law.
(b)
In effecting any repossession, Lessor, its representatives and agents, to the extent permitted by applicable law shall: (i) have the right to enter upon any premises where it reasonably believes any Engine to be located; (ii) not be liable, in conversion or otherwise, for the taking of any personal property of Lessee which is in or attached to each Engine which is repossessed; and (iii) have the right to maintain possession of and dispose of the Engine on any premises owned by Lessee or under Lessee’s control.
(c)
If demanded by Lessor, Lessee, at its sole expense, shall assemble and make each Engine available at the relevant Redelivery Location. Lessee hereby agrees that, in the event of the return to or repossession by Lessor of the Engines, any rights in any warranty (express or implied) heretofore assigned to Lessee or otherwise held by Lessee shall without further act, notice or writing be assigned or reassigned to Lessor, if assignable. Lessee shall be liable to Lessor for direct out-of-pocket expenses, disbursements, costs and fees incurred in: (i) repossessing, storing, preserving, shipping, maintaining, repairing and refurbishing each Engine to the condition required by Section 10 hereof; and (ii) preparing each Engine for sale or lease, advertising the sale or lease of each Engine and selling or releasing each Engine. Lessor is hereby authorized and instructed, at its option, to make reasonable expenditures which Lessor, in its sole discretion, considers advisable to repair and restore each Engine to the condition required by Section 10 hereof, all at Lessee’s sole expense.
(d)
Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights hereunder with respect to an Engine, on the date on which Lessor shall become entitled to repossession of such Engine (the “Damage Calculation Date”), all sums and all performances due under this Agreement shall immediately become due and payable and Lessee shall thereupon be obligated to pay to Lessor as damages for breach hereof an amount equal to the sum of: (1) all Basic Rent and Supplemental Rent and all other amounts that became due and payable hereunder, but were unpaid, as of the Damage Calculation Date; (2) the present value (discounted at one percent (1%)) of all Basic Rent and Supplemental Rent which would have accrued from the Damage Calculation Date through the Term Expiry Date, together with interest compounded monthly at the Default Rate; and (3) such additional amount as shall be sufficient to place Lessor in the same economic position, on an after-tax basis, as Lessor would have been in if Lessee had timely performed each of its obligations hereunder. In the event that Lessee fails to redeliver an Engine to Lessor following expiration or cancellation of the Lease Term for such Engine and Lessor fails in its efforts to repossess such Engine within forty-five (45) days of such expiration or cancellation, in lieu of the amount specified in subclause (2) above, Lessee shall be obligated to pay Lessor an amount equal to the Replacement Value of such Engine. All of the foregoing damage amounts shall bear simple interest, to the extent permitted by applicable law, at the Default Rate from the payment date specified pursuant to this Section 17(d) to the date of actual payment of such amount.

(e)
Upon the occurrence of an Event of Default, Lessee and Lessor hereby stipulate that Lessor shall be entitled to sequester such Engine and Lessee shall deliver such Engine into the custody of Lessor or its designated agents for such purpose, at Lessee’s expense, upon receipt of a written demand from Lessor with respect thereto, notwithstanding Lessee’s rights to contest such action.
(f)
No remedy referred to in this Section 17 is intended to be exclusive, but, to the extent permissible hereunder or under applicable law, each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default.

Section 18. Quiet Enjoyment. So long as no Default or Event of Default has occurred and is continuing, Lessor covenants that Lessee shall quietly enjoy the use and possession of each Engine without interference by Lessor or by any Person or entity lawfully claiming by or through Lessor or otherwise.

Section 19. Recording. Lessor intends to record this Agreement and all Equipment Schedules with the Aviation Authority and with the International Registry. Upon the termination of this Agreement or any Equipment Schedule for any reason whatsoever, each of the parties will execute and deliver to the other party promptly such documents as the other party may reasonably request in order to file a termination of this Agreement or such Equipment Schedule with the Aviation Authority, as required. Lessee hereby appoints Lessor as its attorney-in-fact for the sole purposes of executing all such termination documents.

Section 20. Miscellaneous.

(a)
Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when hand-delivered or sent by next business day delivery service to the party to which they are directed at the address shown below, or to such delivery service to the party to which they are directed at the address shown below, or to such other address as either party shall hereafter notify the other:

If to Lessor:

WWTAI AirOpCo 1 Bermuda Ltd.

c/o FTAI Aviation LLC

415 West 13th Street, 7th Floor

New York, NY 10014

United States of America

E-mail: EngineLeasingTeam@ftaiaviation.com

Attention: Engine Leasing Group

If to Lessee:

Global Crossing Airlines, Inc.

P.O. Box 661240, Miami, FL 33166

Telephone: 786-751-8503

Attention: Ryan Goepel, CFO

Email: ryan.goepel@globalxair.com

(b)
Amendments. No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate or otherwise vary and is signed by Lessor and Lessee. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance, or other manner not set forth in an agreement, document or instrument in writing and signed by Lessor and Lessee.

(c)
No Waiver. No act or failure or delay in acting by Lessor or Lessee shall be deemed to be a waiver of any right or remedy given to it in this Agreement, except for an express written waiver signed by an authorized representative of Lessor or Lessee, as applicable.
(d)
No Assignment. Lessee may not assign this Agreement, in whole or in part (other than to an Affiliate of Lessee, to which Lessee may assign this Agreement upon giving written notice to Lessor), without the prior written consent of Lessor and any attempted assignment by Lessee without such written consent shall be void from the outset and of no legal effect.
(e)
Successors. This Agreement shall be binding upon the successors and permitted assigns of Lessee or Lessor, as applicable and shall inure to the benefit of the successors and assigns of Lessee or Lessor, as applicable.
(f)
Severability. If any provision of this Agreement should be declared illegal or unenforceable by a court of competent jurisdiction, such declaration shall not affect the legality or enforceability of any other provision of this Agreement.
(g)
Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). In any suit arising out of this Agreement, Lessee hereby irrevocably agrees and consents to be subject to the non-exclusive personal jurisdiction of the state and federal courts located in the City of New York and that the venue for such suit is proper in the City of New York.

(h)
Entire Agreement. This Agreement contains the entire agreement of the parties as to the subject matter hereof and supersedes any prior negotiations, understandings or agreements regarding such subject matter.
(i)
Counterparts. This Agreement may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each fully executed set of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.
(j)
Brokers/Finders. Lessor and Lessee each represents to the other that there are and will be no third parties involved as brokers or finders with respect to this Agreement or any Engine leased hereunder, and each party agrees to indemnify and hold harmless the other from liability for fees, commissions or other claims of any intermediary arising as a result of actions of the indemnifying party.
(k)
Confidentiality. The parties each acknowledge that the commercial and financial information contained in this Agreement is considered confidential. The parties each agree that it will treat the contents and subject matter of this Agreement as confidential and will not, without the prior written consent of the other, disclose this Agreement or the subject matter hereof to any third party except to their respective Affiliates (and in the case of Lessor, FIG LLC and its Affiliates) and its and their respective employees, officers, directors, managers, partners, professional advisors, potential financing sources, insurance brokers, auditors and or other agents (collectively, “Representatives”), as may be required by applicable law or rule or regulation of any stock exchange, or as may be required to enforce the terms of this Agreement. Upon disclosure required by any applicable law, rule or regulation, such disclosing party shall use its commercially reasonable efforts to secure confidential treatment from all recipients of such confidential information and shall cooperate with the efforts of the other party to ensure such treatment; provided that this sentence shall not apply where such disclosure makes the previously confidential information publicly available. Each party shall inform its Representatives that it expects them to comply with the provisions of this Section 20(k) and each party shall be responsible for any breach of the provisions of this Section 20(k) by any of its Representatives. This obligation shall survive two (2) years after termination or expiration of this Agreement for any reason whatsoever.
(l)
Transaction Costs. Whether or not the transactions contemplated hereby are consummated, each party hereto agrees to pay its own costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and any other documents delivered in connection herewith, including without limitation the fees, expenses and disbursements of counsel, except as otherwise expressly set forth herein. In addition, Lessee shall be solely responsible for (i) all costs, including attorneys’ fees and disbursements, incurred with any filings or registrations of this Agreement that are made with the appropriate governmental entities of the jurisdiction of Lessee’s organization or principal place of business and any other necessary jurisdiction, including any registrations at the International Registry and (ii) all costs, including attorneys’ fees and disbursements, incurred in connection with the cancellation or termination of this Agreement. Each of Lessor and Lessee agrees to pay the reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) of the other party incurred in connection with the entering into or giving or withholding of any future waiver, supplement or amendment or other action with respect to the Lease or any other document delivered in connection therewith that it may request, except in the case of an Event of Default in which case all of such costs shall be at the expense of Lessee.

Section 21. No Lessee Consent to Assignment. Lessor shall have the right to novate or assign this Agreement or any Equipment Schedule, and Lessee shall execute such reasonable documents as are necessary to effectuate such novation or assignment. Lessor shall be responsible for the reasonable cost incurred by Lessee during such novation or assignment.

(This Space Intentionally Left Blank)

IN WITNESS WHEREOF, the parties have executed this Engine Lease General Terms Agreement as of the date first written above.

[Engine Lease General Terms Agreement]

IN WITNESS WHEREOF, the parties have executed this Engine Lease General Terms Agreement as of the date first written above.

EXHIBIT A

FORM OF EQUIPMENT SCHEDULE

EQUIPMENT SCHEDULE NO. [ ]

This Equipment Schedule No. , dated as of , 20 , (this “Equipment Schedule”) is between WWTAI AIROPCO 1 BERMUDA LTD (“Lessor”) and GLOBAL CROSSING AIRLINES, INC. (“Lessee”).

This Equipment Schedule supplements (and incorporates the terms and conditions of) the Engine Lease General Terms Agreement dated as of January 17, 2024 (as amended or supplemented from time to time, the “GTA” and together with this Equipment Schedule, the “Lease”), between Lessor and Lessee, and the following described Engine is hereby subject to the terms and conditions of the Lease:

1.
Engine: One (1) [ ] model [ ] engine bearing manufacturer’s serial number

[ ], in QEC configuration in accordance with minipack provided component inventory list less nose cowl, thrust reverser and cascades, with an engine transportation stand bearing serial number [ ].

2.
Replacement Value: [ ] Dollars (US$[ ]).
3.
Liability Insurance Amount: [ ] Dollars (US$[ ]).
4.
Deposit: [ ] Dollars (US$[ ]).
5.
Basic Rent: Basic Rent for the Engine shall be payable monthly in advance on each Basic Rent Payment Date at the rate of [ ] (US$[ ]) per month.
6.
Supplemental Rent: Supplemental Rent for the Engine shall be payable monthly in arrears on each Supplemental Rent Payment Date at the following rates:

Type of Supplemental Rent	Amount of Supplemental Rent
Flight Cycle (FC) rate:	US$[ ] per cycle
Flight Hour (FH) to FC usage rate:	The Dollar amount per flight hour shall be payable at a rate corresponding to the flight hour to cycle ratio listed on the table attached in Annex A.

The Supplemental Rent rates are effective for all of 20[ ]. The Flight Hour and Flight Cycle rates shall escalate by three percent (3%) per annum (rounded to the nearest whole Dollar) beginning on January 1, 20[ ]. The Flight Cycle rate shall escalate annually in January and will be subject to a percentage increase from one year to the next for a comparable LLP stack based on the currently effective Engine manufacturer’s catalogue list price.

7.
Delivery Date: The date of the Delivery Receipt.

8.
Delivery Location: The facilities of [ ] in the [ ], or such other mutually agreed upon location.
9.
Redelivery Location: The facilities of [ ] in the [ ], or such other mutually agreed upon location.
10.
Term Expiry Date: [[ ], 20[ ]] / [The later to occur of (a) the date this Equipment Schedule is terminated pursuant to Section 10(a) of the GTA, or (b) [twelve (12)] months from the date of this Equipment Schedule; unless terminated earlier in accordance with the terms of the Lease.]
11.
Additional Insured[s]: [ ].
12.
Definitions: All capitalized terms used but not defined herein shall have the meanings assigned thereto in the GTA.

IN WITNESS WHEREOF, the parties have executed this Equipment Schedule as of the date first written above.

WWTAI AIROPCO 1 BERMUDA LTD, as Lessor By: Name: Title:
GLOBAL CROSSING AIRLINES, INC., as Lessee By: Name: Title:

ANNEX A

TO EQUIPMENT SCHEDULE NO. [ ]

FH/FC Ratio	< 3.11	3.12 - 3.37	3.38 - 3.62	3.63 - 3.87	3.88 - 4.12	4.13 - 4.37	4.38 - 4.62	4.63 - 4.87	4.88 - 5.12	5.13 - 5.37	5.38 - 5.62	5.63 - 5.87	5.88 - 6.12	6.13 - 6.37	6.38 - 6.62	6.63 - 6.87	6.88 >
IATA A	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]
IATA B	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]
IATA C	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]	$[_]

“Region A”, “Region B” and “Region C” are defined in the by reference to the below map.

Map - Global Classification Operations in Regions A, B and C

EXHIBIT B

FORM OF ENGINE DELIVERY RECEIPT Received From: WWTAI AIROPCO 1 BERMUDA LTD Delivered To: GLOBAL CROSSING AIRLINES, INC.

The undersigned hereby acknowledges that on , 20 , the undersigned did receive from WWTAI AIROPCO 1 BERMUDA LTD(“Lessor”) for all purposes under Equipment Schedule No. made and entered into as of , 20 (the “Equipment Schedule”), between Lessor and GLOBAL CROSSING AIRLINES, INC. (“Lessee”), which supplements (and incorporates the terms and conditions of) that certain Engine Lease General Terms Agreement dated as of January 17, 2024 between Lessor and Lessee (the “GTA” and together with the Equipment Schedule, collectively, the “Lease”):

that certain [ ] model [ ] bearing manufacturer’s serial number

[ ], [in QEC in accordance with minipack provided component inventory list less nose cowl, thrust reverser and cascades] [and with an engine transportation stand bearing serial number [ ]]

The above equipment and the records required in connection therewith were received at the Delivery Location and the Engine and other equipment has met the conditions of delivery and conforms to the Lease in every respect.

All capitalized terms used but not defined herein shall have the meanings assigned thereto in the GTA.

Signed this day of 20 at AM/PM (UTC).

GLOBAL CROSSING AIRLINES, INC.,

as Lessee

By:

Name:

Title:

EXHIBIT C

FORM OF ENGINE REDELIVERY RECEIPT

Received From: GLOBAL CROSSING AIRLINES, INC. Delivered To: WWTAI AIROPCO 1 BERMUDA LTD

The undersigned hereby acknowledges that on this day of , 20 , the undersigned did receive from GLOBAL CROSSING AIRLINES, INC. (“Lessee”) for all purposes under the Equipment Schedule No. made and entered into as of , 20 (the “Equipment Schedule”), between WWTAI AIROPCO 1 BERMUDA LTD (“Lessor”) and Lessee, which supplements (and incorporates the terms and conditions of) that certain Engine Lease General Terms Agreement dated as of January 17, 2024 between Lessor and Lessee (the “GTA” and together with the Equipment Schedule, collectively, the “Lease”):

that certain [ ] model [ ] bearing manufacturer’s serial number [ ], together with all accessories listed on the Equipment Schedule (the “Engine”) [and with an engine transportation stand bearing serial number

[ ]], redelivered in accordance with the redelivery conditions set forth in Section 10 of the GTA.

As of the date hereof, the Engine status is:

TSN:
CSN:

Lessor specifically reserves all of its rights, interests, remedies, powers, claims and privileges under the Lease, waiving no such rights, interests, remedies, powers, claims and/or privileges.

All capitalized terms used but not defined herein shall have the meanings assigned thereto in the GTA.

Signed this day of 20 at AM/PM (UTC).

WWTAI AIROPCO 1 BERMUDA LTD

as Lessor

By:

Name:

Title:

EXHIBIT D

PART 1 - ENGINE DOCUMENTATION REQUIRED AT DELIVERY FROM LESSOR

1.
As provided to Lessee in the minipack.

PART 2 - ENGINE DOCUMENTATION REQUIRED AT REDELIVERY FROM LESSEE

1.
Serviceable Tag FAA 8130-3 / EASA

Form One dual full-return to service maintenance release statement in a form acceptable to Lessor which will include the testing, preservation, inspection, any maintenance and removal of such Engine from the relevant aircraft.

2.
Last operator certified status of all FAA / EASA Airworthiness Directives issued against the Engine type. The operator must supply supporting documentation showing compliance of any AD’s compiled with during the Term.
3.
Current status of Life Limited Parts at the time of installation and removal from every aircraft such Engine was installed on by each operator of such aircraft during the Term. The status shall include LLP information for all power ratings of such Engine.
4.
Statement confirming each installation and removal history of the Engine during the Lease Term including the total hours and total cycles of the Engine at each installation or removal.
5.
Engine Performance Data (ECM, trend-monitoring) including all Take off, Cruise parameters and oil consumption report covering the one hundred and eighty (180) days previous to the Term Expiry Date, including full details of any alarms.
6.
Each operator non-incident, non-accident, no government/military use statement, substantially in the Form of Exhibit F hereto.
7.
Operator's Combination Statement (in the form of Annex A attached to this Exhibit D).
8.
Engine test cell or Max Power Test Run. Evidence must be provided of the recorded values.
9.
Engine preservation documentation (performed at Engine’s last removal) with the date expiration that the Engine Fuel and Oil Systems have been long term preservation.
10.
Engine written and video borescope report (full gas-path inspection) performed at Engine’s last removal by a qualified Part 145-certificated organization.
11.
Component inventory listing of all major basic engine components, accessories & line- replaceable-units (LRUs) installed on the Engine at its last removal by Lessee, with description, part number, serial number, date and time installed and current time since overhaul for each component. Any components changes must be supported with a Serviceable Tag FAA 8130-3 or EASA Form One Certification and traceability of the component’s origin.

12.
Service Bulletin modification status report supported by maintenance documentation if any complied with. Statement must be provided if no modification accomplished during the Term.
13.
Lessee will provide a list of all maintenance programme (MPD) tasks cards accomplished and “next due” status.
14.
Technical logs for such Engine and engine master record of installation, removal and accumulated flight hours and cycles for such Engine.
15.
All other documentation that pertains to the maintenance, inspection, repair, modification and alteration of the Engines and its components.

ANNEX A TO EXHIBIT D

FORM OF OPERATOR’S COMBINATION STATEMENT

[On most recent OPERATOR’S LETTERHEAD]

This serves to confirm that during the Lease Term, operation and Redelivery of Engine model: Click or tap here to enter text. serial number: Click or tap here to enter text. by Click or tap here to enter text.:

1)
There are open maintenance items, deferred maintenance, MMEL items and/or carry forward items outstanding on the Engine and its QEC kit at Redelivery. Yes ☐ No ☐ If yes, please provide supporting documentation.

2)
Alert service bulletins/service bulletins and/or manufacturer’s All Operator Wires were accomplished or complied with. Yes ☐ No ☐ If yes, please provide supporting documentation.
3)
Engine, accessory and/or QEC kit components were replaced. Yes ☐ No ☐ If yes, please provide supporting documentation.

4)
Unscheduled maintenance and/or inspections were performed during the Lease Term. Yes ☐ No ☐ If yes, please provide supporting documentation.

5)
Scheduled maintenance and/or inspections were performed during the Lease Term. Yes
☐
No ☐ If yes, please provide supporting documentation.

6)
Fan blade lubrication was accomplished. Yes ☐ No ☐ If yes, please provide supporting documentation.
7)
Fan blade replacement was performed. Yes ☐ No ☐ If yes, please provide supporting documentation.

8)
The Engine was serviced with oil Click or tap here to enter text. during the Lease Term.

9)
An oil analysis report was generated during the Lease Term. Yes ☐ No ☐ If yes, please provide supporting documentation.

10)
The oil consumption rate was Click or tap here to enter text. during the Lease Term.

11)
The Engine was operated using CIS fuels and/or fuel additives. Ref: CF6-80C2 SB 73- 0355 R01/ CFM56 SB 73-0146R1 No ☐ N/A ☐ if not applicable Yes ☐ If yes, please list fuel type and duration.

12)
(Only applicable for IAE engines) In accordance with IAE design policy and SB 72- A0615 Rev. 9 page 12 paragraph F, we herewith warrant and confirm that the Engine has not stayed shutdown more than six hours in India after engine shutdown for more than 0 times during the Lease Term. Please check if this item is not applicable. ☐ N/A

13)
Was the fuel used during Lease Term ever contaminated with Fatty Acid Methyl Ester (FAME) Reference FAA SPECIAL AIRWORTHINESS INFORMATION

BULLETIN: NE-09-25R1? Yes ☐ No ☐ If yes, please advise amount of FAME and corrective action.

14)
Were any non-OEM Approved Repairs performed on the Engine or its installed QEC? Yes ☐ No ☐ If yes, please provide supporting documentation.

15)
Were any non-OEM approved PMA parts installed and/or incorporated on the Engine or its installed QEC? Yes ☐ No ☐ If yes, please provide supporting documentation.

16)
The Engine was operated and maintained in accordance with the manufacturer’s practices, procedures, and approved data and in accordance with the AMM. Yes ☐ No
☐
If No provide details and supporting documentation for any deviations from the manufacturer’s approved data.

17)
Did the Engine experience any abnormal occurrences during the Lease Term? Yes ☐

No ☐ If yes, please provide supporting documentation.

18)
Were any Engine operating limitations reached and/or exceeded during the Lease Term? Yes ☐ No ☐ If yes, please provide supporting documentation.

19)
The Engine has been operated under ETOPS/Extended Operations rules configuration? Yes ☐ No ☐ If yes, please provide supporting documentation.

20)
Long term oil system preservation was accomplished on Click or tap to enter a date. Per Manual Reference Click or tap here to enter text. Please provide supporting documentation.

21)
Long term fuel system preservation was accomplished on Click or tap to enter a date. Per Manual Reference Click or tap here to enter text. Please provide supporting documentation.

22)
During the period of time detailed on this statement, the engine was operated at Click or tap here to enter text. Pounds of Thrust for Click or tap here to enter text. Cycles Please include all used power ratings during the operation.

23)
Engine Stand returned in serviceable condition: Yes ☐ No ☐ Stand P/N Click or tap here to enter text. S/N Click or tap here to enter text. N/A ☐ (Engine on-wing)

24)
Engine cover returned. Yes ☐ No ☐ N/A ☐ (Engine

on-wing) Engine status at time of Delivery to Click or tap here to enter text.:

Engine Total Time: Click or tap here to enter text. Engine Total Cycles: Click or tap to enter a date. Date: Click or tap to enter a date.

Engine status at time of Redelivery to Click or tap here to enter text.:

Engine Total Time: Click or tap here to enter text. Engine Total Cycles: Click or tap here to enter text. Date: Click or tap to enter a date.

Company:

Signature:

Name:

Date:

(Note - This document should be certified by an authorized person in QA or Engineering)

EXHIBIT E

FORM OF MONTHLY ENGINE OPERATING FLIGHT HOURS/CYCLE REPORT

Monthly Utilization Report

Please complete Sections and return signed Report within 10 days after the end of each calendar month and on the Removal Date.

From:	Report period:
Engine Type:	From:
ESN:	Until:
ESTIMATED REMOVAL DATE:
ESTIMATED REMOVAL LOCATION:

SECTION 1: ENGINE IS OFF-WING (UNINSTALLED) (tick with ✓ to confirm)
Is the engine being stored off-wing and preserved in accordance with the AMM requirements?	Yes	No

SECTION 2: ENGINE INSTALLATION			ENGINE REMOVAL (IF APPLICABLE)
Date engine installed			Date engine removal
Engine TSN at installation	h	min	Engine TSN at removal	h	min
Engine CSN at installation			Engine CSN at removal
Aircraft TSN at installation	h	min	Aircraft TSN at removal	h	min
Aircraft CSN at installation			Aircraft CSN at removal
Aircraft registration			Aircraft registration
Aircraft serial number			Aircraft serial number
Aircraft owner			Aircraft owner
Present wing/tail location
Destinations of aircraft operation
Engine thrust rating during operation

SECTION 3: MONTHLY UTILIZATION DATA FOR THE ENGINE
EFH operated this month
EFC operated this month
BUMP utilization this month (if applicable):
Engine TSN at report period end	h	min	Aircraft TSN	h	min
Engine CSN at report period end			Aircraft CSN
Engine TSLSV at report period end	h	min
Engine CSLSV at report period end

SECTION 4: CONDITION OF THE ENGINE (tick with ✓ to confirm)
Scheduled maintenance performed?	□ No	□ Yes,
Unscheduled maintenance performed?	□ No	□ Yes,
Components swapped?	□ No	□ Yes,
Was the Engine and/or A/C involved in any accident or incident?	□ No	□ Yes,

Is ECM data available?	Yes	No

Signed: Authorized by

TSN: Time Since New CSN: Cycles Since New EFH: Engine Flight Hours EFC: Engine Flight Cycles

EXHIBIT F

FORM OF NON-INCIDENT STATEMENT

[On most recent OPERATOR’S LETTERHEAD]

Date: , 20

From:

To: WWTAI AIROPCO 1 BERMUDA LTD

Non-Incident Statement

This letter is to certify that the engine bearing manufacturer’s serial number (the “Engine”) and associated components were leased by GLOBAL CROSSING AIRLINES, INC. [and operated by [ ]] (the “Operator”).

During the period of operation, the Engine and associated components were not involved in any accident / incident or subjected to severe impact, stress, heat or fire and they were not operated by governmental or military entities, nor have any parts which may have been installed during operation been acquired from any government or military source. The Engine has not been immersed in salt water or otherwise exposed to corrosive agents outside normal operation.

To the knowledge of the undersigned, the Engine and associated components have been maintained in accordance with a FAA or EASA 121 carrier operator’s manual while in the Operator’s custody.

At the end of the Lease, the Engine had the following total flight hours and cycles since new:

Total Flight Hours:
Total Flight Cycles:

Yours truly,

GLOBAL CROSSING AIRLINES, INC.

By:

Name:

Title:

EXHIBIT G

FORM OF UNSERVICEABLE ENGINE NOTICE Received From: GLOBAL CROSSING AIRLINES, INC. Delivered To: WWTAI AIROPCO 1 BERMUDA LTD

The undersigned hereby delivers this Unserviceable Engine Notice under Equipment Schedule No. made and entered into as of , 20 (the “Equipment Schedule”), between WWTAI AIROPCO 1 BERMUDA LTD (“Lessor”) and GLOBAL CROSSING AIRLINES,

INC. (“Lessee”), which supplements that certain Engine Lease General Terms Agreement dated as of January 17, 2024 between Lessor and Lessee, and certifies the following to Lessor:

ESN: MSN:

Date of Removal: Registration:

TSN at Removal: TSLSV at Removal:

CSN at Removal: CSLSV at Removal:

Limiter:

Reason for Removal:

Proposed Term Expiry Date: Location of Engine:

Yours truly,

GLOBAL CROSSING AIRLINES, INC.,

as Lessee

By:

Name:

Title:

EXHIBIT H FORM OF

RECOGNITION OF RIGHTS AGREEMENT

Dated:

Dear Sirs:

[ ] Aircraft bearing manufacturer’s serial number [ ] (the “Aircraft”) – Engine Title Recognition Agreement.

[Airframe Lessor] (“Lessor”) is the sole legal and beneficial owner of the Aircraft and has leased the Aircraft to Global Crossing Airlines, Inc. (“Lessee”) pursuant to a [describe lease].

[Airframe Financing Party] (“Security Trustee”) holds a [describe mortgage / security interest] in the Aircraft.

We understand that you have leased one (1) [ ] model [ ] engine bearing manufacturer’s serial number [ ] (the “Engine”) to Lessee and that the Engine is owned by you and that the Engine is or will be installed on the Aircraft.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, we hereby agree:

(a)
we will recognize your rights and interests in the Engine;
(b)
that we will not claim as against you or any third party, any priority of rights, title or interest in the Engine as a result of the Engine being installed on the Aircraft;
(c)
to waive, to the extent in conflict with the terms of paragraphs (a) and (b) above, the benefit of any contrary provisions of applicable law;
(d)
to redeliver the Engine directly to you in accordance with the procedures instructed by you if, for any reason whatsoever, we have entered into possession of the Engine; and
(e)
upon your request, to register a subordination of our interest in the Engine under The Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment both signed in Cape Town, South Africa on November 16, 2001, together with any protocols, regulations, procedures, rules, orders, agreements, instruments, amendments, supplements, revisions or otherwise that have or will be subsequently made in connection therewith.

* * *

This letter will in all respects be governed by, and construed in accordance with, the law of the State of New York.

Sincerely,

[Airframe Lessor], as Lessor

By:

Name:

Title:

[Airframe Security Trustee], as Security Trustee

By:

Name:

Title:

Agreed and Acknowledged:

WWTAI AIROPCO 1 BERMUDA LTD

By:

Name:

Title: